News Release                                                        May 9, 2005

Major Institution Acquires Equity Stake in Natural Gas Systems, Inc.

(Houston, Texas) NATURAL GAS SYSTEMS, INC. (OTC: NGSY) ("NGS" or the "Company") today announced that a major European institutional investor purchased 1,200,000 shares of its restricted common stock at a price of $2.50 per share for gross proceeds of $3.0 million. The proceeds from the transaction will further strengthen the Company's balance sheet and provide additional working capital to pursue its growth strategy.

"We view this new institutional relationship as a very positive development for NGS and believe that it will enable us to, among other things, accelerate our potential technology applications in the re-development of oil and gas fields," said Robert Herlin, President of NGS.

The shares of common stock in the private placement were not registered under the Securities Act of 1933 and may not be subsequently offered or sold by the investor in the United States absent registration or an applicable exemption from the registration requirements. In connection with the private placement, the Company granted the investor registration rights. This news release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation, or sale of any securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

NGS (www.natgas.us) acquires and develops oil and gas properties and applies conventional and specialized technology to accelerate production and develop incremental reserves. NGS owns 100% of the working interest in the 13,636 acre Delhi Field in northeastern Louisiana that has historically produced over 200 million barrels of oil since discovery in 1945, according to outside engineers. Since its acquisition in 2003, NGS has substantially increased production by returning wells to operation and re-completing wells to new reservoirs, and is implementing a development drilling program. NGS also owns a 100% working interest in approximately 146 producing wells and 99 shut-in wells in the Tullos Urania and nearby fields in northcentral Louisiana and has begun restoring shut-in wells to production.

Safe Harbor Statement

This press release includes certain "Forward-Looking Statements" within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements regarding potential results and future plans and objectives of the Company are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in our documents filed from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding our ability to accelerate our potential technology applications in the re-development of oil and gas fields, production volumes, drilling and development activity, prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the

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Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.

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For additional information contact:

Investor Contact:                 John Liviakis, Liviakis Financial Communications, Inc.
                                  (415) 389-4670
NGS Contact:                      Sterling McDonald, Chief Financial Officer
                                  (713) 935-0122

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